Exhibit 99.1

SANCHEZ ENERGY ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2013 FINANCIAL RESULTS AND UPDATES OPERATIONS;

RECORD FOURTH QUARTER REVENUES RISE 679% ON 904% HIGHER PRODUCTION

Houston, Texas (March 5, 2014 — PR Newswire) — Sanchez Energy Corporation (NYSE: SN) (the “Company” or “Sanchez Energy”), a rapidly growing independent oil and gas company targeting onshore U.S. Gulf Coast oil resource plays with a current focus on the Eagle Ford Shale and the Tuscaloosa Marine Shale, today announced the Company’s operating and financial results for the fourth quarter and full-year 2013, which included the following highlights:

HIGHLIGHTS FOR FOURTH QUARTER 2013

•            Record production of 1,731 MBOE, an increase of 60% over the third quarter of 2013 and an increase of 904% over the same period a year ago

•            Record revenues of $130.1 million, an increase of 38% over the third quarter of 2013 and an increase of 679% over the same period a year ago

•            Adjusted EBITDA, a non-GAAP financial measure defined below, of $98.6 million, an increase of 55% over the third quarter of 2013 and an increase of 869% over the same period a year ago

•            Adjusted Net Income, a non-GAAP financial measure defined below, of $11.5 million, an increase of 611% over the same period a year ago

•            Liquidity of $454 million as of December 31, 2013 consisting of $300 million in undrawn capacity on our secured revolving credit facility, and $154 million in cash and cash equivalents

•            Substantial reduction in drilling and completion costs per well, as detailed in the comments below

HIGHLIGHTS FOR FULL-YEAR 2013

•            Record production of 3,872 MBOE, an increase of 726% over the same period a year ago

•            Record revenues of $314.4 million, an increase of 629% over the same period a year ago

•            Adjusted EBITDA of $226.7 million, an increase of 785% over the same period a year ago

•            Adjusted Net Income of $33.2 million, an increase of 351% over the same period a year ago

•            2013 year-end proved reserves increased 177% over previous year-end to 58.7 MMBOE, with a PV-10, a non-GAAP measure defined below, of $1.47 billion as compared to $360.3 million at year-end 2012

MANAGEMENT COMMENTS

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented: “We achieved many important milestones over the course of 2013, both financially and operationally.  We delivered significant growth with respect to production, proved reserves and assets while maintaining a strong balance sheet and financial liquidity.  During the year, production increased from an average of 1,900 BOE/d in the fourth quarter of 2012 to almost 19,000 BOE/d in the fourth quarter of 2013.  We grew our base of reserves substantially during the same period, ending the year with proved reserves of 58.7 MMBOE, which have a PV-10 of $1.47 billion.  We expect to steadily grow our production and reserves while preserving a strong financial foundation. In February, our lending banks completed a regularly scheduled borrowing base review of our revolving credit facility.  Effective February 28, 2014, our borrowing base was increased to $400 million.  We decided to elect a lower commitment of $325 million as we do not anticipate a need for a higher borrowing base at this time. However, we have the ability to increase the elected commitment up to $400 million should we determine it is appropriate to do so.  This increase in our potential borrowing base is a result of our reserve growth and the growing percentage of our proved developed producing reserves as compared to total proved reserves.”

Sanchez continued, “Of major significance, we have experienced a substantial reduction in our drilling and completion costs, particularly at our operated properties of Marquis and Cotulla in the Eagle Ford.   We achieved significant growth in 2013, while focusing on return on capital and cost control.  As illustrated by the operational highlights below, we are keenly focused on manufacturing efficiency and driving costs as low as possible in order to increase our overall operating and financial results.  Drilling times have improved substantially and, in some cases, such as in a recent well in our Alexander Ranch area, to less than 8 days from well spud to total depth.  Likewise, we have achieved significant improvements in the efficiencies of our completions operations, which have also contributed to a decrease in costs.  The major driver of these operational cost reductions is our use of large multi-well pads and zipper-fracs wherever possible.”

OPERATIONS UPDATE

Sustained development across our operated assets has yielded significant improvements in efficiency and further decreases in drilling and completion costs. We have achieved a 25% reduction in drilling costs in the fourth quarter as compared to the first quarter of 2013, a substantial improvement over the 10% reduction we cited last quarter. We have also achieved major reductions in completion costs as a result of routinely utilizing zipper fracs on our multi-well pads. Completion costs decreased 35% beginning in the fourth quarter as compared to the third quarter of 2013. Total drilling and completion costs in our Alexander Ranch area of Cotulla have decreased from $8.3 million per well prior to our assumption of operations, to approximately $6 million per well in the fourth quarter. In our Prost area, a more technically challenging part of the play, costs have decreased from $11 million - $14 million during the initial appraisal phase to approximately $8.5 million beginning in the fourth quarter.

This past year was an active acquisition year for the Company, with each acquisition providing key building blocks for a balanced company that is now well positioned to continue delivering strong growth while focusing on efficient execution in 2014. The Cotulla acquisition provided a robust PDP base and future drilling inventory which was later enhanced by our successful 40-acre pilot and significant cost reductions, while the Wycross acquisition provided an additional inventory of high IRR wells which we expect will bolster our returns and growth prospects.  The TMS acquisition added a large upside potential in a rapidly developing oil play along the Gulf Coast which we expect will benefit from a significant increase in industry activity this year.  We anticipate spudding our first operated TMS well in the second quarter of 2014, as well as participating in numerous non-operated wells in this play.  The TMS asset has the potential to provide a significant base of resource development for years to come.

During the fourth quarter, we completed more wells than we originally anticipated due to shorter drilling times across all of our assets. The acceleration of these completions combined with a minor prior period adjustment resulted in production for the quarter exceeding the high-end of guidance.

As detailed in the table below, Sanchez Energy currently has seven gross rigs (five operated and two non-operated rigs) running across its core project areas, which now encompass 200 gross producing wells and an additional 15 gross wells in various stages of completion.

				Gross
	Gross	Gross	Net	Wells Waiting/
Project	Producing	Rigs	Rigs	Undergoing
Area	Wells	Running	Running	Completion
Marquis	40	4	3	8
Cotulla	91	1	1	1
Wycross	15	1	1	—
Palmetto	53	1	1	5
TMS/ Other	1	—	—	1
Total	200	7	6	15

PRODUCTION VOLUMES, AVERAGE SALES PRICES, OPERATING COSTS PER BOE, AND CAPITAL EXPENDITURES

Sanchez Energy’s mix of hydrocarbon production during the fourth quarter of 2013 consisted of approximately 73% crude oil, 14% natural gas and 13% natural gas liquids.

Revenue for the three months ended December 31, 2013 totaled $130.1 million, an increase of 679% over the same period a year ago, due to the addition of 158 gross new wells since the fourth quarter of 2012, including 84 gross wells from ongoing operations and 74 gross wells from the acquisition of new properties.

Production, average sales prices and operating costs and expenses per BOE for the year ended December 31, 2013 as well as guidance for the first quarter and full year of 2014 are summarized below:

	2013
	QTR1	QTR2	QTR3	QTR4	FULL YEAR
Production volumes -
Oil (MBo)	276.9	541.1	825.9	1,264.7	2,908.6
NGLs (MBbls)	41.6	83.6	106.2	223.6	455.0
Natural gas (MMcf)	218.5	469.7	906.3	1,454.0	3,048.5
Total oil equivalent (MBOE)	354.8	703.1	1,083.1	1,730.6	3,871.6
BOE/Day	3,943.0	7,726.4	11,773.9	18,810.9	10,607.1

Average sales price, excluding the impact of derivative instruments -
Oil ($ per Bo)	$105.91	$101.42	$105.86	$93.85	$99.82
NGLs ($ per Bbl)	$22.36	$24.48	$30.03	$30.62	$28.60
Natural gas ($ per Mcf)	$3.57	$4.61	$3.94	$3.14	$3.64
Oil equivalent ($ per BOE)	$87.46	$84.05	$86.96	$75.18	$81.21

Average sales price, including the impact of derivative instruments -
Oil ($ per Bo)	$103.21	$100.10	$99.16	$92.59	$96.87
NGLs ($ per Bbl)	$22.36	$24.48	$30.03	$30.62	$28.60
Natural gas ($ per Mcf)	$3.57	$4.61	$3.94	$3.12	$3.63
Oil equivalent ($ per BOE)	$85.36	$83.03	$81.85	$74.24	$78.98

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$9.18	$9.69	$10.18	$8.42	$9.21
Production and ad valorem taxes	$5.77	$4.78	$5.11	$3.69	$4.47
General and administrative, excluding stock based compensation and acquisition costs included in G&A (1)	$11.23	$7.09	$7.60	$5.12	$6.73

(1) Excludes stock-based compensation of $8.83, $6.51, $ 6.14, and $1.95 per BOE for the first, second, third, and fourth quarters 2013, respectively, and $4.58 per BOE for the year ended December 31, 2013.  Excludes acquisition costs included in G&A of $1.74, $4.37, $0.28, and $0.08 per BOE for the first, second, third, and fourth quarters 2013, respectively, and $1.07 per BOE for the year ended December 31, 2013.

	Guidance			Guidance
	Q1 2014			Full Year 2014
Production volumes -
BOE/Day	18,000	-	20,000	21,000	-	23,000

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$8.50	-	$10.50	$9.00	-	$11.00
Production and ad valorem taxes	$5.00	-	$6.00	$5.00	-	$6.00
General and administrative, excluding stock based compensation and acquisition costs included in G&A	$5.00	-	$6.00	$4.00	-	$5.00

Capital expenditures, before estimated accruals, for the fourth quarter were approximately $184 million exclusive of acquisition related expenditures of approximately $222 million.  Capital expenditures before estimated accruals for the year ended December 31, 2013 were approximately $480 million, exclusive of acquisition related costs which totaled approximately $631 million for the period.

HEDGING UPDATE

Since the beginning of the fourth quarter of 2013, Sanchez Energy entered into additional derivative contracts covering anticipated future production in 2014 and 2015.  Currently, Sanchez Energy has approximately 3.5 million barrels of anticipated crude production and 3.3 Bcf of gas production for 2014 hedged, or approximately 4 million BOE, which represents about 50% of its anticipated total 2014 production at the mid-point of its guidance range. A schedule of all current hedges for 2014 and 2015 is included herein.

CONFERENCE CALL

Sanchez Energy will host a conference call for investors on March 6, 2014 at 2:00 p.m. EST (1:00 p.m. CST, 12:00 p.m. MST and 11:00 a.m. PST).  Interested investors can listen to the call by visiting our website at www.sanchezenergycorp.com and clicking on the Fourth Quarter 2013 Conference Call button.  Webcast, both live and rebroadcast, will be available over the internet at: http://edge.media-server.com/m/p/3h7m846x/lan/en

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale where we have assembled approximately 120,000 net acres.  The Company also has approximately 40,000 net acres targeting the Tuscaloosa Marine Shale.  For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to the anticipated benefits of our acquisitions, any planned takeover of operations, future down-spacing and movement to pad drilling to further reduce costs and to produce additional upside potential and other aspects of any proposed acquisitions, and the rate of development of new plays that we enter into. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue  to produce  oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2012 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Michael G. Long
Executive Vice President and Chief Financial Officer
Sanchez Energy Corp.
713-783-8000

Gleeson Van Riet
Senior Vice President Capital Markets and Investor Relations
Sanchez Energy Corp.
713-783-8000

(Financial Highlights to follow)

SANCHEZ ENERGY CORPORATION

STATEMENTS OF OPERATIONS DATA

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$118,687	$16,519	$290,322	$42,377
Natural gas liquids sales	6,847	6	13,013	15
Natural gas sales	4,565	171	11,085	766
Total revenues	130,099	16,696	314,420	43,158

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	14,571	1,386	35,669	3,401
Production and ad valorem taxes	6,392	555	17,334	2,124
Depreciation, depletion, amortization and accretion	58,478	6,631	134,845	15,922
General and administrative (inclusive of stock-based compensation expense of $3,382 and $742 for the three months ended December 31, 2013 and 2012, respectively, and $17,751 and $25,542 for the year ended December 31, 2013 and 2012)	12,387	5,788	47,951	37,239
Total operating costs and expenses	91,828	14,360	235,799	58,686

Operating income (loss)	38,271	2,336	78,621	(15,528)

Other income (expense):
Interest and other income	31	43	135	74
Interest expense	(13,321)	(99)	(30,934)	(99)
Net losses on commodity derivatives	(3,125)	(1,551)	(16,938)	(742)
Total other income (expense)	(16,415)	(1,607)	(47,737)	(767)

Income (loss) before income taxes	21,856	729	30,884	(16,295)

Income tax expense	7,654	—	3,986	—

Net income (loss)	14,202	729	26,898	(16,295)

Less:
Preferred Stock dividends	(5,484)	(1,848)	(18,525)	(2,112)
Net income allocable to participating securities	(338)	—	(364)	—

Net income (loss) attributable to common stockholders	$8,380	$(1,119)	$8,009	$(18,407)
Net income (loss) per common share - basic and diluted (2)(4)	$0.19	$(0.03)	$0.22	$(0.56)
Adjusted EBITDA, as defined (1)	$98,643	$10,184	$226,666	$25,626
Adjusted net income attributable to common stockholders, as defined (1)	$11,510	$1,619	$33,155	$7,346
Adjusted net income per common share - basic and diluted	$0.27	$0.05	$0.91	$0.22
Weighted average number of shares used to calculate net income (loss) and Adjusted net income attributable to common stockholders - basic and diluted (3)(5)(6)	44,560	33,000	36,379	33,000

(1)         Adjusted EBITDA, Adjusted net income attributable to common stockholders and Adjusted net income per common share are defined below.

(2)         The three months ended December 31, 2013 excludes 517,308 shares of weighted average restricted stock and 17,491,500 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for net income per common share as these shares were anti-dilutive.  The year ended December 31, 2013, excludes 757,963 shares of weighted average restricted stock and 14,979,225 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for net income per common share as these shares were anti-dilutive.

(3)         The three months ended December 31, 2013 excludes 517,308 shares of weighted average restricted stock and 17,491,500 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.  The year ended December 31, 2013, excludes 757,963 shares of weighted average restricted stock and 14,979,225 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.  In addition, the numerator includes preferred stock dividends during the period in order to arrive at Adjusted net income to calculate diluted Adjusted net income per common share.

(4)         The three months and year ended December 31, 2012, excludes 149,662 and 184,230 shares of weighted average restricted stock, respectively, and 6,975,000 and 1,992,857 shares of common stock, respectively, resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted loss per common share as we were in a loss position.

(5)         The three months ended December 31, 2012, excludes 149,662 shares of weighted average restricted stock and 6,975,000 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(6)         The year ended December 31, 2012 excludes 184,230 shares of weighted average restricted stock and 1,992,857 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

SANCHEZ ENERGY CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 31,
	2013	2012
	(In thousands)
ASSETS:
Cash and cash equivalents	$153,531	$50,347
Investments	—	11,591
Oil and natural gas receivables	51,960	10,435
Joint interest billing receivables	5,803	—
Fair value of derivative instruments, current	—	2,145
Deferred tax asset, current	6,882	—
Other current assets	1,386	438
Property and equipment, net	1,385,488	348,855
Fair value of derivative instruments, long term	1,304	—
Other assets	22,799	2,763

TOTAL ASSETS	$1,629,153	$426,574

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$46,900	$—
Accounts payable - related entities	961	13,454
Other payables	2,963	—
Accrued liabilities	102,455	44,828
Deferred premium liability, current	717	1,003
Fair value of derivative instruments, current	4,623	—
Long term debt, net of discount	593,258	—
Asset retirement obligation	4,130	546
Deferred tax liability, long term	10,868	—
Deferred premium liability, noncurrent	4,891	—
Fair value of derivative instruments, long term	78	—
Stockholders’ equity	857,309	366,743

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,629,153	$426,574

SANCHEZ ENERGY CORPORATION

HEDGING ACTIVITY SUMMARY

As of December 31, 2013, and including hedges added through March 5, 2014, the Company had the following hedges covering anticipated future production as indicated below:

	Derivative
Contract Period	Instrument	Barrels	Purchased	Sold	Pricing Index
January 1, 2014 - June 30, 2014	Swap	90,500	$97.19	n/a	NYMEX WTI
January 1, 2014 - December 31, 2014	Swap	273,750	$92.00	n/a	NYMEX WTI
January 1, 2014 - December 31, 2014	Swap	273,750	$91.35	n/a	NYMEX WTI
January 1, 2014 - December 31, 2014	Swap	273,750	$92.45	n/a	NYMEX WTI
January 1, 2014 - December 31, 2014	Swap	365,000	$95.45	n/a	NYMEX WTI
January 1, 2014 - December 31, 2014	Swap	365,000	$93.25	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$89.65	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$90.05	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$88.35	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$88.48	n/a	NYMEX WTI
January 1, 2014 - December 31, 2014	Collar	365,000	$90.00	$99.10	NYMEX WTI
July 1, 2014 - December 31, 2014	Put Spread	184,000	$90.00	$75.00	NYMEX WTI

	Derivative
Contract Period	Instrument	Mmbtu	Purchased	Sold	Pricing Index
January 1, 2014 - December 31, 2014	Swap	730,000	$4.23	n/a	NYMEX NG
January 1, 2014 - December 31, 2014	Swap	730,000	$4.23	n/a	NYMEX NG
January 1, 2014 - December 31, 2014	Swap	730,000	$4.24	n/a	NYMEX NG
July 1, 2014 - December 31, 2014	Swap	368,000	$4.61	n/a	NYMEX NG
January 1, 2014 - December 31, 2014	Collar	730,000	$4.00	$4.50	NYMEX NG

Contract Period	Barrels	Short Put	Long Put	Short call	Pricing Index
January 1, 2014 - December 31, 2014	547,500	$65.00	$85.00	$102.25	NYMEX WTI
January 1, 2014 - December 31, 2014	365,000	$75.00	$95.00	$107.50	LLS
January 1, 2014 - December 31, 2014	365,000	$75.00	$90.00	$96.22	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$95.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$95.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$94.75	NYMEX WTI

SANCHEZ ENERGY CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

I.                                        PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure.  PV-10 is a computation of the Standardized Measure on a pre-tax basis.  PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%.  We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties.  Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies.  We use this measure when assessing the potential return on investment related to our oil and natural gas properties.  PV-10, however, is not a substitute for the Standardized Measure.  Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of our proved properties to the Standardized Measure (in thousands):

	Year Ended
	December 31,
	2013	2012

Estimated future net revenues	$2,679,335	$881,802
10% annual discount for estimated timing of future cash flows	(1,214,011)	(521,497)
Estimated future net revenues discounted at 10% (PV-10)	1,465,324	360,305
Estimated future income tax expenses discounted at 10%	(255,769)	(74,005)

Standardized Measure	$1,209,555	$286,300

II.                                   Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define Adjusted EBITDA as net income (loss):

Plus:

•                  Interest Expense, including net losses (gains) on interest rate derivative contracts;

•                  Net gains (losses) on commodity derivatives;

•                  Net cash settlements received (paid) on commodity derivatives;

•                  Depreciation, depletion, amortization, and accretion;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative;

•                  Income tax expense (benefit);

•                  Loss (gain) on sale of oil and natural gas properties;

•                  Impairment of oil and natural gas properties; and

•                  Other non-recurring items that we deem appropriate.

Less:

•                  Interest income; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss)	$14,202	$729	$26,898	$(16,295)
Plus:
Interest expense	13,321	99	30,934	99
Net losses on commodity derivatives	3,125	1,551	16,938	742
Net cash settlement received (paid) on commodity derivatives	(1,632)	475	(8,625)	(310)
Depreciation, depletion, amortization and accretion	58,478	6,631	134,845	15,922
Stock-based compensation	3,382	742	17,751	25,542
Acquisition costs included in general and administrative	139	—	4,129	—
Income tax expense	7,654	—	3,986	—
Less:
Interest income	(26)	(43)	(190)	(74)
Adjusted EBITDA	$98,643	$10,184	$226,666	$25,626

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

III.                              We present Adjusted Net Income attributable to common stockholders (“Adjusted Net Income”) in addition to our reported net income (loss) in accordance with GAAP. This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and stock-based compensation expense will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results. We define Adjusted Net Income as net income (loss):

Plus:

•                  Net gains (losses) on commodity derivatives;

•                  Net cash settlements received (paid) on commodity derivatives;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative;

•                  Other non-recurring items that we deem appropriate; and

•                  Tax impact of adjustments to net income (loss).

Less:

•                  Preferred stock dividends; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted Net Income (in thousands, except per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income (loss)	$14,202	$729	$26,898	$(16,295)
Less: Preferred stock dividends	(5,484)	(1,848)	(18,525)	(2,112)
Net income (loss) attributable to common shares and participating securities	8,718	(1,119)	8,373	(18,407)
Plus:
Net losses on commodity derivatives	3,125	1,551	16,938	742
Net cash settlement received (paid) on commodity derivatives	(1,632)	475	(8,625)	(310)
Stock-based compensation	3,382	742	17,751	25,542
Acquisition costs included in general and administrative	139	—	4,129	—
Tax impact (4)	(1,756)	—	(3,898)	—
Adjusted net income	11,976	1,649	34,668	7,567
Adjusted net income allocable to participating securities	(466)	(30)	(1,513)	(221)
Adjusted net income attributable to common stockholders	$11,510	$1,619	$33,155	$7,346
Adjusted net income per common share - basic and diluted (1)(2)(3)	$0.27	$0.05	$0.91	$0.22

Weighted average number of unrestricted outstanding common shares used to calculate Adjusted net income per common share-basic and diluted	44,560	33,000	36,379	33,000

(1)         The three months ended December 31, 2013 excludes 517,308 shares of weighted average restricted stock and 17,491,500 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.  The year ended December 31, 2013, excludes 757,963 shares of weighted average restricted stock and 14,979,225 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive. In addition, the numerator includes preferred stock dividends during the period in order to arrive at Adjusted net income to calculate diluted Adjusted net income per common share.

(2)         The three months ended December 31, 2012, excludes 149,662 shares of weighted average restricted stock and 6,975,000 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(3)         The year ended December 31, 2012 excludes 184,230 shares of weighted average restricted stock and 1,992,857 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(4)         The tax impact is computed by utilizing the Company’s effective tax rate on the adjustments to reconcile net income to Adjusted net income.

Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.